                                   UNITED STATES

                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549


                                      FORM 8-K


     Current Report Pursuant to Section 13 or 15 (d) of the Securities and
                               Exchange Act of 1934



                           Date of Report: April 27, 1998

                                NORD PACIFIC LIMITED
                                --------------------
               (Exact name of registrant as specified in its charter)

          Bermuda                     000-19182                       N/A
          -------                     ---------                       ---
      (State or other              (Commission File            (IRS Employer
      jurisdiction of                   Number)                Identification
      incorporation or                                             Number)
      organization)

                                  22 Church Street
                               Hamilton HE 11 Bermuda               N/A
                               ----------------------            ----------
                                (Address of Principal             (Zip Code)
                                 executive offices)

        Registrant's telephone number, including area code:  (441) 282-2363

                                        N/A
                                        ---
               (Former name, former address, and former fiscal year,
                           if changed since last report)


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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     (a) On April 27, 1998, with the approval of the audit committee, Nord Pacific Limited (the "Company") terminated its relationship with Deloitte & Touche ("D&T"), independent certified public accountants.

     The reports of D&T for the years ended December 31, 1997 and 1996, contained no adverse opinions, disclaimers of opinion or qualified or modified opinions as to uncertainty, audit scope or accounting principals.

     During the two year period ended December 31, 1997, and the interim period from that date to April 27, 1998, there were no disagreements with D&T on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of D&T, would have caused it to make reference in connection with its report to the subject matter of the disagreement.

     The Company requested D&T furnish it with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether D&T agrees with the above statements. A copy of the letter of D&T to the SEC dated April 28, 1998, is filed as Exhibit 10.47 hereto.

     (b) The Company has commenced discussions with potential auditors and anticipates the appointment of new auditors in the near future.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits required to be filed by Item 601 of Regulation S-K



Item No.                         Descripition
--------                         ------------
10.47              Letter from D&T to the Securities and Exchange Commission, dated April 28, 1998.


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                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NORD PACIFIC LIMITED

                                         /s/ Ray W. Jenner
Date:  April 30, 1998                   -------------------
                                           Ray W. Jenner
                                        Chief Financial Officer